UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55376	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

Estimated Net Asset Value (“NAV”) Per Share

Overview

Based on the recommendation from the Valuation Committee as described below, on December 22, 2016, the board of directors (the “Board”) of Industrial Property Trust Inc. (the “Company”) unanimously approved an estimated NAV of the Company’s common stock of $9.74 per share based on the number of shares issued and outstanding as of November 30, 2016. On December 22, 2016, the Board also unanimously approved a new offering price of $11.0056 per Class A share of the Company’s common stock (the “Class A Offering Price”) and a new offering price of $10.3617 per Class T share of the Company’s common stock (the “Class T Offering Price”). The new Class A Offering Price and the new Class T Offering Price will take effect with respect to subscriptions accepted by the Company after January 1, 2017. The new offering prices have been rounded to the nearest whole cent elsewhere in this report. There have been no material changes between November 30, 2016 and the date of this filing that management of the Company believes would impact the overall estimated NAV per share.

The estimated NAV per share will assist broker-dealers that have participated in the Company’s public offering in meeting their Financial Industry Regulatory Authority obligations. The estimated NAV per share was determined in accordance with the Company’s valuation policy, utilizing guidelines established by Investment Program Association Practice Guideline 2013-01 – “Valuation of Publicly Registered, Non-Listed REITs” issued April 29, 2013. It is currently anticipated that the estimated NAV per share will next be determined and disclosed no later than December 2017.

Process

The valuation committee comprised of the Company’s independent directors (the “Valuation Committee”) acted as follows: (i) approved the engagement of a third party valuation firm to assist in the valuation of the Company’s assets and liabilities; (ii) oversaw the valuation process and methodologies used to determine the estimated NAV per share; (iii) reviewed the reasonableness of the estimated range of NAVs per share; and (iv) recommended the final proposed estimated NAV per share to the Board. The Valuation Committee approved the engagement of Duff & Phelps, LLC (“Duff & Phelps”), an independent global valuation advisory and corporate finance consulting firm that specializes in providing real estate valuation services, to provide third party appraisals for each of the Company’s real estate properties, and to review various balance sheet items in order to produce a range of estimated NAVs per share of the Company’s common stock as of November 30, 2016. The final estimated NAV per share was ultimately and solely the decision of the Board. Duff & Phelps’ scope of work was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute and each of the appraisals was prepared by Duff & Phelps personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute (“MAI”) designation. With the approval of the Valuation Committee, the Company previously engaged and compensated Duff & Phelps to assist the Company in the valuation of the Company’s real estate and other assets and liabilities in connection with the Board’s determination of the estimated per share NAV of the Company’s common stock in August 2015. In addition, affiliates of the Company’s sponsor have engaged and compensated Duff & Phelps to provide third party appraisals of certain properties owned by other entities advised by the sponsor’s affiliates. Other than the engagements described herein, Duff & Phelps does not have, and during the past two years Duff & Phelps has not had, any direct interests in any transaction with the Company, its sponsor or their respective affiliates.

From the start of its engagement through the issuance of its valuation report as of December 21, 2016, (the “Valuation Report”), Duff & Phelps held discussions with management of the Company, and conducted such appraisals, investigations, research, review and analyses as it deemed necessary. The Valuation Committee, upon its receipt and review of the Valuation Report, concluded that the range of between $9.33 and $10.15 per share for the Company’s estimated NAV as determined in the Valuation Report was reasonable, and recommended to the Board that it adopt $9.74 per share as the estimated NAV of the Company’s common stock, which value is the approximate midpoint of the range determined by Duff & Phelps in its Valuation Report. At a special meeting of the Board held on December 22, 2016, the Board accepted the recommendation of the Valuation Committee and approved $9.74 per share as the estimated NAV of the Company’s common stock as of November 30, 2016, and determined the new Class A Offering Price of $11.01 per share and the new Class T Offering Price of $10.36 per share, to be effective January 1, 2017 with respect to subscriptions accepted by the Company after January 1, 2017.

Methodology

In preparing its Valuation Report, Duff & Phelps, among other things:

•	reviewed property level financial and operating information, requested from, or provided by, the Company;

•	reviewed and discussed with senior management of the Company the historical and anticipated future financial performance of the Company’s properties, including projections prepared by the Company;

•	conducted MAI appraisals which contained analyses on each of the Company’s real property assets and performed analyses and studies for each property;

•	performed physical inspections of approximately 21% of the Company’s real properties based on total square footage and 24% of the Company’s real properties based on total estimated real property values;

•	researched each market by means of publications and other resources, including local Duff & Phelps market experts, to measure current market conditions, comparable property and lease data, supply and demand factors, growth patterns, and their effect on the subject properties;

•	reviewed primary terms for each of the Company’s mortgage and credit facility liabilities;

•	reviewed calculations related to value allocations to joint venture interests;

•	reviewed estimated incentive fee adjustments;

•	reviewed fully diluted common stock calculations; and

•	performed such other analyses and studies and considered such other factors as Duff & Phelps considered appropriate.

As of November 30, 2016, the Company owned and managed, either directly or through its 20.0% ownership interest in a joint venture partnership, a portfolio of 270 industrial properties comprised of approximately 42.7 million square feet located in 25 markets throughout the U.S. with 483 customers, including expected square footage for eight assets under development but excluding square footage for 12 undeveloped land assets. The portfolio includes: 253 properties for a total of 35.9 million square feet; 12 undeveloped land assets, including one under contract, totaling approximately 167.0 net acres; and five properties under contract, totaling approximately 0.7 million square feet. The properties under contract are properties with respect to which the due diligence period had expired and the Company’s deposit was no longer refundable.

Of the total 270 industrial properties, 223 industrial properties totaling approximately 35.6 million square feet were 100.0% owned and managed by the Company. The Company’s portfolio includes: an operating portfolio of 210 industrial buildings totaling approximately 33.6 million square feet, which were 95.8% occupied (96.0% leased); nine development and value-add properties, one of which is under construction, totaling approximately 1.5 million square feet; and four properties under contract, totaling approximately 0.5 million square feet. The occupied rate reflects the square footage with a paying customer in place. The leased rate includes the occupied square footage and additional square footage with leases in place that have not yet commenced.

The remaining 47 properties were owned through the Company’s 20.0% ownership interest in a joint venture partnership and managed by the Company. The partnership properties include: an operating portfolio of 21 industrial buildings totaling approximately 3.6 million square feet, which were 92.6% occupied (93.7% leased); 13 development and value-add properties, seven of which are under construction, totaling approximately 3.3 million square feet; 12 undeveloped land assets, including one under contract, totaling approximately 167.0 net acres; and one property under contract totaling approximately 0.2 million square feet.

As a result, for purposes of the Valuation Report, the Company’s real estate properties were classified into three categories: operating portfolio, development and value-add portfolio, and undeveloped land. The Board considered the following valuation methodologies with respect to each category which were applied by Duff & Phelps and are summarized in its Valuation Report. Properties under contract were valued based on their respective contractual purchase prices.

Valuation of Operating and Development and Value-Add Properties

Duff & Phelps provided appraised values of all of the Company’s real estate properties owned and managed as of November 30, 2016 using the income capitalization approach and more specifically utilizing discounted cash flow analyses as the primary methodology. The sales comparison approach was applied as a secondary methodology.

The income capitalization approach is a valuation methodology that provides an estimation of the value of an asset based on market expectations about the cash flows that an asset would generate over its remaining useful life. The income capitalization approach begins with an estimation of the annual cash flows a market participant would expect the subject asset to generate over a discrete projection period. The estimated cash flows for each of the years in the discrete projection period are then converted to their present value equivalent using a market-oriented discount rate appropriate for the risk of achieving the projected cash flows. The present value of the estimated cash flows are then added to the present value equivalent of the residual value of the asset, which is calculated based upon applying a terminal capitalization rate to the projected net operating income of the property at the end of the discrete projection period, to arrive at an estimate of value.

The sales comparison approach is a valuation methodology that provides an estimation of value based on market prices in actual transactions and asking prices for assets. The valuation process is a comparison and correlation between the subject asset and other similar assets. Considerations such as time and condition of sale and terms of agreements are analyzed for comparable assets and are adjusted to arrive at an estimation of the fair value of the subject asset.

The following summarizes the range of terminal capitalization rates and discount rates used to arrive at the estimated market values of the Company’s operating and development and value-add properties:

	Range of Rates	Weighted-Average Rate
Exit capitalization rate	5.0% to 8.0%	6.35%
Discount rate	5.5% to 8.5%	6.90%

Valuation of Undeveloped Land

As of November 30, 2016 the Company owned and managed, either directly or through its 20.0% ownership interest in a joint venture partnership, 12 undeveloped land assets which were valued using the sales comparison approach described above.

Valuation of Cash, Other Assets and Other Liabilities

The fair value of cash and certain other tangible assets and liabilities, estimated as November 30, 2016, each approximated carrying or book value due to the liquid nature of such assets and the short term nature of such liabilities.

The Company pays distribution fees with respect to Class T shares only. The distribution fees are accrued upon the issuance of Class T shares and are payable monthly in arrears. Based on U.S. generally accepted accounting principles (“GAAP”), the Company accrues for: (i) the monthly amount payable as of the balance sheet date; and (ii) the estimated amount of distribution fees to be paid in future periods based on the Class T shares outstanding as of the balance sheet date. The Company has estimated that approximately $25.4 million of distribution fees were potentially payable in the future with respect to the Class T shares outstanding as of November 30, 2016. However, assuming a hypothetical liquidation of the Company as of November 30, 2016 for purposes of calculating the estimated NAV, there would be no such potential future distribution fees payable, as distribution fees are no longer payable upon a liquidation. Accordingly, the estimated NAV and estimated NAV per share do not reflect any amounts related to such future distribution fees.

Valuation of Debt Obligations

As of November 30, 2016, the Company’s debt consisted of floating rate corporate debt, and fixed and floating rate mortgage debt, including floating rate mortgage debt incurred through its 20.0% ownership interest in a joint venture partnership.

Floating rate mortgage loans and corporate debt facilities are reflected in the determination of estimated NAV based on GAAP book or carrying values, given that such borrowings can be prepaid by the Company and are not subject to significant prepayment penalties.

Fixed rate mortgage debt is reflected in the determination of estimated NAV based on the fair value (“mark to market” value) of such debt.

•	The estimate of the fair value of the Company’s long-term fixed rate debt was determined by comparing the current market interest rate to the contract rate on each such debt instrument and discounting to present value the difference in future payments. The weighted average effective interest rate, or discount rate, assumed for such fixed rate debt was 2.89% per annum compared to a contractual rate of 2.69% per annum;

•	While the Company currently intends to retain its fixed-rate debt at least through the dates on which the Company is able to repay such debt without penalty, the estimate of the fair market value of the Company’s fixed-rate debt assumes such debt was theoretically replaced on November 30, 2016, thus resulting in a mark to market positive adjustment of $18.7 million or $0.12 per share;

•	Duff & Phelps and the Company believe that the underlying long-term fixed rate debt assumptions used reflect terms currently available to borrowers seeking terms similar to those of the Company’s existing long-term fixed rate debt instruments based on similar credit profiles.

As of November 30, 2016, the Company had $597.0 million of interest rate swaps in place with a weighted average duration of 4.2 years, to effectively fix certain floating rate financings. The estimate of fair value of the Company’s interest rate swaps was determined using the market-standard methodology of netting the discounted future fixed cash receipts or payments and the discounted expected variable cash payments or receipts. The variable cash payments or receipts are based on an expectation of future interest rates derived from observable market interest rate curves. While the Company currently intends to retain its interest rate swaps through maturity, the estimate of the fair market value of the Company’s interest rate swaps assumes such swaps were theoretically terminated on November 30, 2016, thus resulting in a mark to market positive adjustment of $11.1 million or $0.07 per share.

Other Valuation Adjustments

Incentive Fee Adjustments

Duff & Phelps reviewed whether the estimated NAV should be adjusted for estimated incentive payment amounts that might be payable to the Company’s sponsor as the holder of special units in Industrial Property Operating Partnership LP, equal to 15.0% of all distributions of net sales proceeds after the Company’s stockholders have received, in the aggregate, cumulative distributions from all sources equal to their capital contributions plus a 6.5% cumulative, non-compounded annual pre-tax rate return thereon. Based on associated return thresholds, no adjustments were made assuming a hypothetical liquidation of the Company as of November 30, 2016, net of estimated costs, expenses, and other fees related to such hypothetical liquidation.

Estimated NAV Methodology and Considerations

The estimated NAV methodology determines the value of the Company by estimating the current market value of the Company’s assets, including the value of the Company’s real estate assets based on third-party appraisals, subtracting the market value of its debt, interest rate and hedge obligations, and adding or subtracting for certain other assets and liabilities, each as described above. In addition, the estimated NAV methodology includes the Company’s pro rata share of certain assets and liabilities that the Company owns or has incurred through its 20.0% interest in a joint venture partnership. The resulting amount, which is the estimated NAV of the portfolio as of November 30, 2016, was divided by 152,070,239, the number of shares of the Company’s common stock outstanding on that date to determine the estimated NAV per share.

Exclusions from Estimated NAV

The estimated NAV per share approved by the Valuation Committee and the Board does not take into consideration certain factors including those described below, which could result in a premium or discount to NAV when determining a hypothetical enterprise value:

•	the size of the Company’s portfolio, as some buyers may pay more for the aggregation and management of a large portfolio compared to prices for individual properties;

•	the characteristics of the Company’s working capital, capital structure and other financial considerations for which some buyers may ascribe different values based on term, synergies, cost savings or other attributes;

•	certain third party transaction costs and expenses that would be paid to realize the enterprise value;

•	estimated disposition fees payable upon liquidation of the Company;

•	services being provided by personnel of the Advisor under the advisory agreement and the Company’s potential ability to secure the services of a management team on a long-term basis; or

•	the Company’s shares could trade at a premium or discount to NAV if the Company were to list its shares of common stock on a national securities exchange.

Estimated Net Asset Value

The table below sets forth the material items included in the calculation of the Company’s estimated NAV per share as of November 30, 2016 and June 30, 2015. The final estimated NAV per share is at the approximate mid-point of the estimated range of NAVs per share determined in the Valuation Report:

	Estimated NAV
	As of November 30, 2016		As of June 30, 2015
	In Thousands	Per Share	In Thousands	Per Share
Net real estate values	$2,909,562	$19.13	$693,726	$13.64
Cash, other assets and other liabilities, net	$(35,805)	$(0.24)	$7,866	$0.15
Debt obligations	$(1,422,845)	$(9.36)	$(231,842)	$(4.56)
Debt mark to market adjustments	$29,813	$0.20	—	—
Incentive fee adjustments	—	—	—	—

Estimated net asset value	$1,480,724	$9.74	$469,750	$9.24

Shares of common stock outstanding	152,070

The original gross purchase price of the Company’s real properties, including the Company’s pro rata portion of the purchase price with respect to its investments in unconsolidated affiliates, in the aggregate, including post-acquisition capital investments, was approximately $2.7 billion.

Sensitivity Analysis

While the Board believes that the assumptions used in determining the appraised values of the Company’s real properties are reasonable, certain changes in these assumptions could impact the calculation of such values.

The table below illustrates the impact on the estimated NAV and the estimated NAV per share if, for example, the exit capitalization rates or discount rates were adjusted by 25 basis points, assuming all other factors remain unchanged, with respect to the Company’s real properties.

	Increase (Decrease) to the Estimated NAV due to:
	Decrease of 25 basis points (In Thousands)	Decrease of 25 basis points (Per Share)	Increase of 25 basis points (In Thousands)	Increase of 25 basis points (Per Share)
Exit capitalization rates	$71,478	$0.47	$(78,583)	$(0.52)
Discount rates	$62,764	$0.41	$(61,246)	$(0.40)

Limitations of Estimated NAV Per Share and New Offering Prices Per Share

The estimated NAV per share determined by the Board and the new offering prices per share described below do not represent the fair value of the Company’s assets less liabilities in accordance with GAAP, and such estimated NAV per share and offering prices per share are not a representation, warranty or guarantee that: (i) a stockholder would be able to realize the estimated NAV per share or the respective offering price per share if such stockholder attempts to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to the estimated NAV per share or the respective offering price per share upon the Company’s liquidation or sale; (iii) shares of the Company’s common stock would trade at the estimated NAV per share or the respective offering price per share on a national securities exchange; (iv) a third party would offer the estimated NAV per share or the respective offering price per share in an arm’s-length transaction to purchase all or substantially all of the Company’s shares of common stock; or (v) the methodologies used to determine the estimated NAV per share would be acceptable to the Financial Industry Regulatory Authority. In addition, the Company can make no claim as to whether the estimated NAV per share will or will not satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code that are investing in the Company’s shares.

Further, the estimated NAV per share and the respective offering prices per share were calculated as of a moment in time, and the value of the Company’s common shares will fluctuate over time as a result of, among other things, developments related to individual assets, acquisitions of additional assets, the sale of additional shares of the Company’s common stock, changes in the real estate and capital markets, sales of assets and the payment of disposition fees and expenses in connection therewith, the distribution of sales proceeds to the Company’s stockholders and changes in corporate policies such as the Company’s distribution level relative to earnings. As a result, stockholders should not rely on the estimated NAV per share or the respective offering price per share as being an accurate measure of the then-current value of shares of the Company’s common stock in making a decision to buy or sell shares of the Company’s common stock, including whether to reinvest distributions by participating in the Company’s distribution reinvestment plan and whether to request redemption under the Company’s share redemption program. Notwithstanding, the Company is not obligated to redeem shares of its common stock under its share redemption program. The Board may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension, or termination of the share redemption program is in the best interest of the Company’s stockholders.

New Offering Prices for Class A Shares and Class T Shares

In connection with the determination of the estimated NAV per share of the Company’s common stock, the Board also determined new per share offering prices for the two classes of the Company’s common stock. The new Class A Offering Price will be $11.01 per share and the new Class T Offering Price will be $10.36 per share. The new Class A Offering Price and the new Class T Offering Price will take effect with respect to subscriptions accepted by the Company after January 1, 2017. The Board arbitrarily determined the new offering price per share of each class of the Company’s common stock by taking the $9.74 estimated NAV per share and adding the per share up-front sales commissions, dealer manager fees and organization and offering expenses estimated to be paid with respect to Class A shares and Class T shares, respectively, such that after the payment of such commissions, fees and expenses, the net proceeds to the Company will be the same for both Class A shares and Class T shares. Accordingly, as of January 1, 2017, the offering prices with respect to Class A shares and Class T shares will represent the estimated NAV per share of the Company’s common stock grossed up by the aggregate per share up-front sales commissions, dealer manager fees and estimated organization and offering expenses to be paid with respect to Class A shares and Class T shares of approximately 11.50% and 6.00%, respectively. The differences between our offering prices and actual value per share will fluctuate depending on the actual value of our assets per share at any given point in time.

Pricing Under Distribution Reinvestment Plan and Share Redemption Program

As announced in September 2016, the Company adopted the Third Amended and Restated Distribution Reinvestment Plan (the “Amended DRP”), effective October 31, 2016. Pursuant to the Amended DRP, the Company amended the price at which additional shares of the same class may be purchased pursuant to the distribution reinvestment plan to a price equal to the estimated NAV per share of the Class A shares and the Class T shares, respectively, most recently disclosed by the Company in a public filing with the Securities and Exchange Commission (the “SEC”). Accordingly, distributions declared for the fourth quarter, which are expected to be paid no later than January 15, 2017, will be reinvested at the new estimated NAV of the Company’s common stock of $9.74 per share, with respect to both Class A shares and Class T shares.

Additionally, as previously announced, the Company has adopted the Second Amended and Restated Share Redemption Program (the “Amended SRP”), effective as of October 31, 2016. The Amended SRP may continue to provide eligible stockholders with limited, interim liquidity by enabling them to present for redemption all or a portion of their shares of the Company’s Class A shares or Class T shares. Subject to the limitations of the Amended SRP and the special pricing applicable to redemptions in connection with the death of a stockholder, stockholders may redeem shares under the Amended SRP at a price equal to or at a discount from the initial purchase price such stockholder paid for the shares being redeemed and the amount of the discount will vary based upon the length of time that such stockholder held the shares subject to redemption, as described in the following table:

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price
Less than one year	No Redemption Allowed
One year	92.5%
Two years	95.0%
Three years	97.5%
Four years and longer	100.0%

The share redemption program was amended pursuant to the Amended SRP to further reflect that if the Company is no longer engaged in a public offering of primary shares, the redemption price will continue to be calculated in accordance with the above table (subject to the limitations and exceptions described in the program); provided, that, if the redemption price calculated in accordance with the terms of the share redemption program would result in a price that is higher than the estimated NAV per share of the Class A shares and the Class T Shares, respectively, most recently disclosed by the Company in a public filing with the SEC, then the redemption price will be reduced and will be equal to the respective estimated NAV per share most recently disclosed by the Company in a public filing with the SEC. As previously disclosed, the Board has determined to extend the length of the Company’s current public offering of primary shares until the earlier of (i) June 30, 2017 or (ii) the date on which the Company sells all of the shares that remain available for sale pursuant to the offering. The Board retains the right, in its sole discretion, to terminate the sale of primary offering shares earlier or later than the dates set forth above, and if the Board exercises that right, then the Company will notify stockholders by filing a supplement to its prospectus with the SEC. Accordingly, since the Company’s public offering of primary shares is ongoing, the redemption price for any shares tendered for redemption during the fourth quarter will not be capped by the estimated NAV per share. Instead, as was the case before the Amended SRP took effect and as long as the Company is engaged in a public offering of primary shares, if the redemption price calculated in accordance with the terms of the share redemption program would result in a price that is higher than the then-current public offering price of primary shares of such class of common stock, then the redemption price will be reduced and will be equal to the then-current public offering price of primary shares of such class of common stock.

The Board, in its sole discretion, may determine at any time to modify the Amended SRP to redeem shares at a price that is higher or lower than the price paid for the shares by the redeeming stockholder. In addition, there are limitations on stockholders’ ability to have their shares of the Company’s common stock redeemed pursuant to the Amended SRP, which are described in more detail in the Amended SRP filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 20, 2016. If the Board determines to materially amend, suspend or terminate the Amended SRP, the Company will provide stockholders with 30 days’ prior notice. Any notice of the material amendment, suspension or termination of the Amended SRP will be provided by the Company in a Current Report on Form 8-K filed with the SEC.

The prices per share of each respective class of shares offered pursuant to the Amended DRP and the redemption price per share that a stockholder will be eligible to receive under the Amended SRP will not represent the fair value of the Company’s assets less liabilities in accordance with GAAP, and such prices per share will not serve as a representation, warranty or guarantee that: (i) a stockholder would be able to realize the respective price per share if such stockholder attempted to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to the respective price per share upon the Company’s liquidation or sale; (iii) shares of the Company’s common stock would trade at the respective price per share on a national securities exchange; or (iv) a third party would offer the respective price per share in an arm’s-length transaction to purchase all or substantially all of the Company’s shares of common stock.

Increase in Distribution Rates

The Board has authorized daily cash distributions to all common stockholders of record as of the close of business on each day of the first quarter of 2017 at a quarterly rate of $0.1425 per Class A share of common stock and $0.1425 per Class T share of common stock less the distribution fees that are payable with respect to such Class T shares (as calculated on a daily basis). This distribution rate represents an increase of $0.00735 per share with respect to the Class A shares and Class T shares, or 5.4%, compared to the quarterly cash distribution rate of $0.13515 per Class A share and $0.13515 per Class T share less the distribution fees that are payable with respect to such Class T shares (as calculated on a daily basis) for the fourth quarter of 2015 and for all of 2016. Cash distributions for the first quarter of 2017 will be aggregated and paid in cash or reinvested in shares of the Company’s common stock for those electing to participate in our distribution reinvestment plan, on a date determined by the Company that is no later than April 15, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Consent of Duff & Phelps, LLC

Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits filed herewith, contains forward-looking statements (including, without limitation, statements concerning the estimated NAV per share, assumptions made in determining the estimated NAV per share and the new offering price per Class A share and per Class T share, future distribution payments, future redemptions pursuant to the Amended SRP and future reinvestments of cash distributions pursuant to the Amended DRP) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the Company’s ability to maintain occupancy levels and lease rates at its properties, the Company’s ability to repay or successfully refinance its debt obligations, the future operating performance of the Company’s investments, the level of participation in the Amended DRP, and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended or supplemented by the Company’s other filings with the SEC. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

December 23, 2016	By:	/s/ THOMAS G. MCGONAGLE
	Name:	Thomas G. McGonagle
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Consent of Duff & Phelps, LLC